Exhibit 99.1

Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

PGI to Invest in Nonwovens Technology in U.S. and Asia to Serve Hygiene and Healthcare Markets

New Spunmelt Materials with Improved Properties to be Commercially Available in Mid-2011

For Immediate Release

Monday Dec. 21, 2009

[Charlotte, N.C.] --- Polymer Group, Inc. (OTC Bulletin Board: POLGA; POLGB) (PGI) announced today it is investing in industry-leading technology in both the U.S. and Asia to serve the hygiene and healthcare marketplace.

PGI plans to install new state-of-the-art, custom-designed, spunmelt machines in the U.S. and China. Construction associated with the projects is expected to begin early in the first quarter of 2010 and material is expected to be commercially available in mid-2011.

With the expansion, PGI will employ industry-leading technologies, combined with recent proprietary technological developments, to deliver differentiated products to customers that will achieve improved barrier, softness and opacity versus current marketplace capabilities for use in such products as diapers, and surgical gowns and drapes.

“This expansion in product capability and capacity is part of PGI’s ongoing strategy to provide superior solutions to the marketplace and meet customers’ stated needs for higher performing products with an optimum combination of barrier and comfort,” said Veronica “Ronee” Hagen, chief executive officer of PGI.

The latest expansion is part of PGI’s continuing strategy to optimize its global footprint, following investments by the company in Mexico and Europe in 2009.

“PGI’s ongoing investment in global research and development has led to substantial product differentiation and innovation,” said Mike Hale, PGI’s chief operating officer. “Combined with our best-in-class converting performance, service, professional sales and technical support, PGI provides customers with the support they need to drive solutions for today, as well as for the long term.”

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 15 manufacturing and converting facilities in nine countries throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements speak only as of the date of this release.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; inability to meet existing debt covenants; achievement of objectives for strategic acquisitions and dispositions; inability to achieve successful or timely start-up on new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For media inquiries, please contact:

Cliff Bridges

Global Marketing and HR Communications Director

(704) 697-5168

bridgesc@pginw.com

For investor inquiries, please contact:

Dennis Norman

Chief Financial Officer

(704) 697-5186

normand@pginw.com

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